Exhibit 23.1     Consent of KPMG LLP, Independent Registered Public Accounting Firm of Ambac Assurance Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-121661) of Greenwich Capital Acceptance, Inc. (the “Registrant”), in the Prospectus  and in the Prospectus Supplement of the Registrant relating to HarborView Mortgage Loan Trust 2005-9 (the “Prospectus Supplement”), via the Form 8-K of the Registrant dated August 22, 2005 of our report dated March 2, 2005 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 15, 2005, and to the reference to our firm under the heading “Experts” in the Prospectus Supplement. Our report refers to changes, in 2003, in Ambac Assurance Corporation’s methods of accounting for variable interest entities and stock-based compensation.

/s/ KPMG LLP

KPMG LLP

New York, New York

August 22, 2005